UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): January 17, 2007
MIDWEST BANC HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29598	36-3252484
State or Other Jurisdiction of	Commission File No.	I.R.S. Employer Identification
Incorporation or Organization		Number
501 W. NORTH AVENUE
MELROSE PARK, ILLINOIS 60160
(Address of principal executive offices)
(708) 865-1053
 (Registrant’s Telephone Number,
Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.06. Material Impairments
Item 7.01. Regulation FD Disclosure
SIGNATURE
Press Release

Item 2.06. Material Impairments
     On January 18, 2007, the Company announced that it will report a loan loss provision of $5.5 million and an interest income reversal of $1.0 million in its fourth quarter financial results, due to further deterioration of a problem loan previously disclosed. In addition, the Company recorded a $7.5 million charge-off for this problem loan. Total nonaccrual loans related to this borrower as of year end were $25.8 million. The Company will release its fourth quarter 2006 earnings before the market opens on January 29, 2007. Attached as Exhibit 99.1 is a copy of the press release.
Item 7.01. Regulation FD Disclosure
     On January 18, 2007, the Company announced that it will report a loan loss provision of $5.5 million and an interest income reversal of $1.0 million in its fourth quarter financial results, due to further deterioration of a problem loan previously disclosed. In addition, the Company recorded a $7.5 million charge-off for this problem loan. Total nonaccrual loans related to this borrower as of year end were $25.8 million. The Company will release its fourth quarter 2006 earnings before the market opens on January 29, 2007. Attached as Exhibit 99.1 is a copy of the press release.
     Note: the information in this report (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits

(c)	Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit 99.1 Press Release

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWEST BANC HOLDINGS, INC.
Date: January 22, 2007	By:	/s/ Daniel R. Kadolph
Daniel R. Kadolph
Executive Vice President and Chief Financial Officer